Exhbiit 99.1

[STERLING FINANCIAL CORPORATION LETTERHEAD]

To: Members of the Board of Directors and Executive Officers

Date: April 10, 2014

Re: Notice of Blackout Period to Directors and Executive Officers

Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR promulgated pursuant to the Securities Exchange Act of 1934, as amended, we are required to notify you if restrictions are imposed on your trading in equity securities of Sterling Financial Corporation (the “Company”) due to the implementation of a “blackout period” under the Sterling Savings Bank Employee Savings and Investment Plan & Trust (the “Plan”).

Upon completion of the merger  (the “Merger”) of the Company with and into Umpqua Holdings Corporation (“Umpqua”), which is expected to occur on April 18, 2014, each share of the Company’s common stock (“Company Common Stock”) held within the Plan will be converted into 1.671 shares of Umpqua Holdings Corporation stock and $2.18 in cash.  The cash merger consideration will be reinvested in accordance with participants’ investment elections under the Plan.  In order to accommodate these changes, there will be a period, expected to begin as of the market close (generally 4:00 p.m. Eastern time) on April 16, 2014 and expected to be lifted on or about April 22, 2014, during which Plan participants will not be able to access Company Common Stock assets under the Plan (the “Blackout Period”).  During the Blackout Period, participants temporarily will be unable to change Plan investment options or asset allocations involving, or request a loan, withdrawal or distribution from, Plan accounts that are invested in Company Common Stock.

During the Blackout Period you generally may not, directly or indirectly, purchase, sell or otherwise acquire or transfer any Company Common Stock (or other Company equity securities, including derivative securities) that you acquired in connection with your service or employment as a director or executive officer of the Company.  These prohibitions apply to you and to members of your immediate family, family members who share your household, as well as trusts, corporations and other persons or entities whose equity ownership may be attributed to you.  There is a rebuttable presumption that any Company equity securities that you purchase, sell or otherwise transfer during the Blackout Period were acquired in connection with your service or employment as a director or executive officer of the Company.  These restrictions do not apply to your disposition of Company Common Stock or other Company equity or derivative securities in the Merger.

Please note that these restrictions do not apply to certain limited transactions in Company securities, which include (i) dividend reinvestments pursuant to a broad-based plan, (ii) transactions pursuant to a 10b5-1 plan that is not entered into or modified during the Blackout Period or during a time when the director or executive was aware of the actual or approximate beginning or end dates of the Blackout Period and (iii) certain bona fide gifts.

Given the complexity of these rules and the short period involved, you are urged to avoid any discretionary change in your beneficial ownership of the Company or, following the completion of the Merger, any discretionary change in your beneficial ownership of Umpqua, during the Blackout Period.  Even if you think an exception applies, we ask that you not trade in any Company or Umpqua equity or derivative security during the Blackout Period unless you have received permission from Andrew J. Schultheis, Executive Vice President and General Counsel of the Company.

If you engage in a transaction that violates the restrictions described above, regardless of your intent in entering into such transaction, all profits realized from such transaction are subject to disgorgement and sanctions under the Securities Exchange Act, including SEC enforcement action.

These Blackout Period restrictions are separate from, and in addition to, any other restrictions on trading Company equity securities applicable to the Company’s directors and executive officers, as may be in effect from time to time (including during the Blackout Period).

All dates contained in this notice assume that the closing of the Merger will occur on April 18, 2014.  If the closing does not occur on that date, or in the event of delays in processing the Merger consideration, you will be provided with updated information regarding any related changes to the Blackout Period.

This notice will be filed with the Securities and Exchange Commission as part of a current report on Form 8-K.

Please direct inquiries about the Blackout Period, including information as to whether the Blackout Period has begun or ended, or questions and requests for pre-clearance of your transactions in equity securities of the Company, or questions regarding exempt transactions, to Andrew J. Schultheis, Executive Vice President and General Counsel, 111 N. Wall Street, Spokane, Washington 99201, (509) 838-7239.